OPPENHEIMER ROCHESTER AMT-FREE NEW YORK MUNICIPAL FUND
N-SAR Exhibit 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Rochester AMT-Free New York Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                   Withheld

Trustees

Brian F. Wruble                                           97,834,282                                4,830,985
David K. Downes                                        97,664,724                                5,000,542
Matthew P. Fink                                          97,683,841                                4,981,425
Edmund Giambastiani, Jr.                           98,316,544                                4,348,723
Phillip A. Griffiths                                        97,694,558                                4,970,709
Mary F. Miller                                             97,694,608                                4,970,658
Joel W. Motley                                            98,159,820                                4,505,447
Joanne Pace                                                 98,618,120                                4,047,146
Mary Ann Tynan                                        98,029,249                                4,636,018
Joseph M. Wikler                                       97,707,039                                4,958,227
Peter I. Wold                                               98,150,958                                4,514,308
William F. Glavin, Jr.                                  98,643,866                                4,021,401

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
46,933,604                                3,331,890                                9,590,659

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
47,346,401                                3,131,394                                9,378,357

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
47,032,653                                3,453,297                                9,370,202

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
47,237,197                                3,256,557                                9,362,399

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
47,245,763                                3,164,451                                9,445,941

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
46,846,809                                3,567,381                                9,441,963

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
46,520,214                                3,862,941                                9,472,997

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
46,337,466                                4,065,245                                9,453,440

2i:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restriction
For                              Against                                Abstain
46,439,356                                3,855,573                                9,561,223

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
45,222,580                                5,040,887                                9,592,688

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
46,188,474                                4,196,619                                9,471,060

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
47,844,330                                2,606,700                                9,405,126